EXHIBIT 10.12



The
Beacon
Company


VIA FACSIMILE


May 20, 1999


To:      Wayne Williams

From:    Kerry Willis, M.D.
         Chairman/CEO

Re:      *EMPLOYMENT WITH THE BEACON COMPANY*


This letter is confirm your acceptance as President/COO of The Beacon Company contingent on the approval of the terms below by the Board of Directors.

Outlined below are the terms of employment that I have discussed with you

*  Salary  $95,000.00
*  Standard Paid Holidays
*  One Week Sick Leave
*  Three Weeks Vacation
*  Out-of-Pocket expenses
*  Reimbursement for reasonable moving expenses
     (to obtain estimates for approval)
*  Paid Health Insurance

If there is anything that we discussed that has been omitted call me at 252-728-5738. Thank you.






1315 S. Glenburnie Rd., Ste. A-5*New Bern, NC
*Tel: 252-514-057*Fax: 252-514-0750*email:aih@cconnect.net